UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Abacus Life, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Park Center Drive, Suite 170

Orlando, Florida 32835

(800) 561-4148

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

East Resources Acquisition Company,

7777 NW Beacon Square Boulevard

Boca Raton, Florida 33487

(561) 826-3620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

INTRODUCTORY NOTE

Unless the context otherwise requires, “we,” “us,” “our,” “Abacus” and the “Company” refer to Abacus Life, Inc., a Delaware corporation (f/k/a East Resources Acquisition Company, a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “ERES” refer to East Resources Acquisition Company, a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement (as defined below) in the section entitled “Basis of Presentation and Glossary” beginning on page iv thereof, or elsewhere in the Proxy Statement, and such definitions are incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination

As disclosed under the sections entitled “Proposal No. 1—The Business Combination Proposal”, “The Business Combination” and “The Merger Agreement” beginning on pages 98, 201 and 225, respectively, of the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) by ERES on June 13, 2023, ERES entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 30, 2022 (as amended on October 14, 2022 and April 20, 2023), with LMA Merger Sub, LLC, a wholly owned subsidiary of ERES (“LMA Merger Sub”), Abacus Merger Sub, LLC, a wholly owned subsidiary of ERES (“Abacus Merger Sub”), Longevity Market Assets, LLC (“LMA”) and Abacus Settlements, LLC (“Legacy Abacus” and, together with LMA, the “Legacy Companies”). Pursuant to the Merger Agreement, on June 30, 2023, (i) LMA Merger Sub merged with and into LMA, with LMA surviving such merger (the “LMA Merger”) and (ii) Abacus Merger Sub merged with and into Legacy Abacus, with Legacy Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger, the “Mergers” and, along with the other transactions contemplated by the Merger Agreement, the “Business Combination”) and the Legacy Companies became direct wholly owned subsidiaries of Abacus.

Special Meeting and Closing of the Transactions

On June 29, 2023, ERES held a special meeting of stockholders (the “Special Meeting”), at which the ERES stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, following the Special Meeting, on June 30, 2023 (the “Closing Date”), the Business Combination was consummated (the “Closing”).

Item 2.01 of this Report discusses the consummation of the Business Combination and the entry into agreements relating thereto and is incorporated herein by reference.

Sponsor PIK Note

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, East Sponsor, LLC, a Delaware limited liability company (“Sponsor”), made an unsecured loan to the Company in the aggregate amount of $ $10,471,647.71 (the “Sponsor PIK Note”). The Sponsor PIK Note matures on June 30, 2028 (the “Maturity Date”) and may be prepaid at any time in accordance with its terms without any premium or penalty.

On July 5, 2023, in connection with the closing of the SPV Investment Facility (as defined below), Abacus amended and restated the Sponsor PIK Note (the “Amended Sponsor PIK Note”), pursuant to which, among other things, Sponsor transferred its rights and obligations under the Sponsor PIK Note to East Asset Management, LLC, a Delaware limited liability company (“EAM”).

The Amended Sponsor PIK Note will accrue interest daily at a rate of 12.0% per annum compounding semi-annually until the earlier to occur of the Maturity Date and the date on which it is repaid. Accrued and unpaid interest shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on September 30, 2023.

Upon the occurrence of a Change of Control Event (as defined in the Amended Sponsor PIK Note), EAM shall have the option to require the Company to redeem the Amended Sponsor PIK Note.

On July 5, 2023, the Amended Sponsor PIK Note became subject to subordination restrictions in relation to the Owl Rock Credit Facility. Those subordination restrictions are substantially consistent with the subordination restrictions binding on the SPV Investment Facility in relation to the Owl Rock Credit Facility, and qualify, in all respects, the above terms of the Amended Sponsor PIK Note.

The above descriptions of the Sponsor PIK Note and the Amended Sponsor PIK Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Sponsor PIK Note and the Amended Sponsor PIK Note, as applicable, copies of which are filed as Exhibits 4.4 and 4.5 hereto and incorporated herein by reference.

Warrant Forfeiture Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, ERES and Sponsor entered into the Warrant Forfeiture Agreement (the “Warrant Forfeiture Agreement”), pursuant to which Sponsor forfeited 1,780,000 of the Private Placement Warrants held by them. The above description of the Warrant Forfeiture Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Forfeiture Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, Abacus, Sponsor, certain stockholders of ERES and certain holders of limited liability company interests in the Legacy Companies entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement beginning on page 233 titled “Other Agreements—Registration Rights Agreement.” Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.2 to this Report and is incorporated herein by reference.

Owl Rock Credit Facility

On July 5, 2023 (the “Owl Rock Closing Date”), the Company entered into that certain Credit Agreement (the “Owl Rock Credit Facility”), among the Company, as borrower, the several banks and other persons from time to time party thereto (the “Owl Rock Lenders”), and Owl Rock Capital Corporation, as administrative and collateral agent for the Owl Rock Lenders thereunder.

The Owl Rock Credit Facility, among other things:

•	requires the Company and certain subsidiaries of the Company to guarantee the loans provided under the Owl Rock Credit Facility pursuant to separate loan documentation;

•

provides credit extensions for (i) an initial term loan in an aggregate principal amount of $25.0 million upon the closing of the Owl Rock Credit Facility and (ii) optional delayed draw term loans (which can be drawn on multiple drawing dates) in an aggregate principal amount of up to $25.0 million available for one hundred eighty (180) days after the Owl Rock Closing Date (the “Delayed Draw Term Loan Availability Period”), subject to the requirement that on each delayed draw date, the liquid asset coverage ratio shall not be less than 1.80 to 1.00, together with other specified conditions to drawings, the proceeds of which may be used for working capital and the business requirements of the enterprise, and to fund acquisitions, investments and other transactions permitted by the loan documentation;

•	provides a delayed draw commitment fee rate of .50% per annum applicable to undrawn commitments during the Delayed Draw Term Loan Availability Period;

•	matures on July 5, 2028, the date that is five years after the closing of the Owl Rock Credit Facility;

•

is secured by a first-priority security interest in substantially all of the assets of the Company and the subsidiary guarantors. No pledge of any equity interests in the Company is required by any holder of such equity interests;

•

provides for interest to accrue on the loans drawn under the Owl Rock Credit Facility at the election of the Company, by reference to either (i) an alternative base rate (such loans, “ABR Loans”) or (ii) an adjusted term SOFR rate (such loans, “SOFR Loans”) plus an applicable margin. The adjusted term SOFR rate is determined by the applicable term SOFR for a relevant interest period plus a credit spread adjustment of 0.10%, 0.15% and 0.25% per annum for interest periods of one, three and six months, respectively. The applicable margin for each type of loan is (i) 6.25% per annum for any ABR Loans and (ii) 7.25% per annum for any SOFR Loans, with interest periods for SOFR Loans of one, three or six months (or other periods if agreed by all lenders);

•	provides a default rate that will accrue at 2.00% per annum over the rate otherwise applicable;

•

provides for amortization payments based on the initial principal amount of the loans outstanding of 1.0% per year (0.25% due per quarter), with adjustments made to the overall amortization amount upon the incurrence of any delayed draw loans;

•

contains provisions requiring mandatory prepayment of the initial term loans and delayed draw term loans with 100% of the proceeds of (a) indebtedness not permitted by the Owl Rock Credit Facility and (b) certain specified asset dispositions and payments (including in respect of settlements) in respect of property, casualty insurance claims or condemnation proceedings, with the proceeds received under this clause (b) subject to certain specified reinvestment rights and procedures set forth in the Owl Rock Credit Facility. The Owl Rock Credit Facility permits voluntary prepayments of outstanding loans at any time;

•

provides for a prepayment premium equal to (a) 4.00% of the principal amount of such loans prepaid on or prior to the first anniversary of the closing of the Owl Rock Credit Facility, (b) 3.00% of the principal amount of such loans prepaid after the first anniversary of the closing of the Owl Rock Credit Facility but on or prior to the second anniversary of the closing of the Owl Rock Credit Facility and (c) 2.00% of the principal amount of such loans prepaid after the second anniversary of the closing of the Owl Rock Credit Facility but on or prior to the third anniversary of the closing of the Owl Rock Credit Facility. No prepayment premium will be applicable for any such prepayment made after the third anniversary of the closing of the Owl Rock Credit Facility. The prepayment premium is applicable to voluntary prepayments and certain specified mandatory prepayment during such applicable periods;

•

provides for financial covenants such that (i) a consolidated net leverage ratio cannot exceed 2.50 to 1.00 as of the last day of any fiscal quarter and (ii) a liquid asset coverage ratio cannot be less than 1.80 to 1.00;

•

contains affirmative covenants related to, among other things, delivery of certain financial reports and compliance certificates, maintenance of existence, compliance with laws, material contracts, payment of taxes, property and insurance matters, inspection of property, books and records, notices, collateral matters and future subsidiaries, in each case, subject to specified limitations and exceptions;

•

contains an affirmative representation and corresponding covenant that the Company and certain subsidiaries of the Company do not, and will not during the term of the Owl Rock Facility (or if the term of the Owl Rock Credit Facility continues for longer than a year, during the Company’s and certain subsidiaries of the Company’s most recent fiscal year), derive more than fifteen percent (15%) of their aggregate gross revenues from securities related activities;

•

contains negative covenants related to, among other things, incurrence of debt, creation of liens, mergers, acquisitions and certain other fundamental changes, conditions concerning the creation of new subsidiaries, conditions concerning opening of new accounts, disposition of assets, dividends and other restricted payments, prepayment of certain indebtedness, transactions with affiliates, investments and limitations on lines of business, in each case, subject to specified limitations and exceptions; and

•

provides for certain specified events of default upon the occurrence and during the continuation of certain events or conditions (subject to specified exceptions, grace periods or cure rights, as applicable) each as set forth in the Owl Rock Credit Facility, which includes among other things, defaults with respect to nonpayment, breaches of representations and warranties, failure to comply with covenants, cross-default to other material indebtedness, bankruptcy and insolvency matters, ERISA matters, material judgments, collateral and perfection matters, the occurrence of a change of control and subordination matters with respect to certain specified indebtedness. The occurrence and continuance of an event of default that is not cured or waived will enable the agent and/or the lenders, as applicable, to accelerate the loans or take other remedial steps as provided in the Owl Rock Credit Facility and the other loan documents.

The above description of the Owl Rock Credit Facility is qualified in its entirety by the text of the Owl Rock Credit Facility, which is included as Exhibit 4.6 to this Report and is incorporated herein by reference.

SPV Purchase and Sale

On July 5, 2023, the Company entered into an Asset Purchase Agreement (the “Policy APA”) to acquire certain insurance policies with an aggregate fair market value of $10.0 million from Abacus Investment SPV, LLC, a Delaware limited liability company (“SPV”), in exchange for a payable obligation owing by the Company to the SPV (such acquisition transaction under the Policy APA, the “SPV Purchase and Sale”).

The payable obligation owing by the Company to the SPV in connection with the SPV Purchase and Sale is evidenced by a note issued by the Company under the SPV Investment Facility (the “SPV Purchase and Sale Note”) in an original principal amount equal to the aggregate fair market value of the acquired insurance policies. The SPV Purchase and Sale Note has the same material terms and conditions as the other credit extensions under the SPV Investment Facility (as defined below).

The above description of the SPV Purchase and Sale is qualified in its entirety by the text of the Policy APA, which is included as Exhibit 4.7 to this Report, and the text of the SPV Purchase and Sale Note, which is included as Exhibit 4.10 to this Report, each of which is incorporated herein by reference.

SPV Investment Facility

On July 5, 2023, the Company entered into that certain SPV Investment Facility (the “SPV Investment Facility”), between the Company, as borrower, and the SPV, as lender.

The SPV Investment Facility, among other things:

•	requires certain subsidiaries of the Company to guarantee the credit extensions provided under the SPV Investment Facility pursuant to separate documentation;

•

is unsecured without collateral security provided in favor of the SPV and subordinated in right of payment to the Company’s obligations under the Owl Rock Credit Facility, subject to limited specified exceptions and circumstances for permitting early payment;

•

provides for certain credit extensions in an aggregate principal amount of $25 million, including: (i) an initial credit extension in an original principal amount of $15.0 million that was funded upon the closing of the SPV Investment Facility, and (ii) the SPV Purchase and Sale Note in favor of the SPV in an original principal amount of $10.0 million to finance the purchase of the insurance policies under the Policy APA;

•	provides proceeds from the SPV Investment Facility for payment of certain transaction expenses, general corporate purposes and any other purposes not prohibited by the agreement or applicable law;

•

matures on July 5, 2026, three years after the closing of the SPV Investment Facility, subject to two automatic extensions of one year each without any amendment of the relevant documentation, but also subject to applicable subordination restrictions in relation to the Owl Rock Credit Facility;

•

provides for interest to accrue on the SPV Investment Facility at a rate of 12.00% per annum, payable quarterly, all of which is to be paid in-kind by the Company by increasing the principal amount of the SPV Investment Facility owing to the SPV on each interest payment date;

•

provides a default rate that will accrue at 2.00% per annum (subject to applicable subordination restrictions) over the rate otherwise applicable. If cash payment is not permitted due to applicable subordination restrictions or otherwise, such default interest shall be paid in-kind;

•	provides that no amortization payments shall be required prior to maturity;

•	contains financial and other covenants substantially similar and not materially worse than those contained in the Owl Rock Credit Facility from the perspective of the Company; and

•

provides for certain specified events of default (including certain events of default subject to grace or cure periods), with the occurrence and during the continuance of such events of default enabling the lender under the SPV Investment Facility to accelerate the obligations under the SPV Investment Facility, among other rights or remedies, subject to applicable subordination restrictions.

The SPV’s investment resulting from credit extensions under the SPV Investment Facility is treated by the Company as debt for U.S. GAAP accounting purposes.

The above description of the SPV Investment Facility is qualified in its entirety by the text of the SPV Investment Facility, which is included as Exhibit 4.8 to this Report and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on June 29, 2023, ERES held the Special Meeting, at which the ERES stockholders considered and adopted, among other matters, a proposal to approve the Merger Agreement and the Business Combination. On June 30, 2023, the parties consummated the Business Combination. In connection with the Closing, the Company changed its name from East Resources Acquisition Company to Abacus Life, Inc.

In connection with the Special Meeting, holders of 1,306,224 shares of ERES’s Class A common stock, par value $0.0001 per share (“Class A Stock”), sold in its initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from ERES’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was approximately $10.40 per share, or approximately $13,579,505 in the aggregate.

As a result of the Business Combination, the limited liability company interests in the Legacy Companies were converted into the right to receive pro rata approximately $531.8 million, payable in a number of Common Stock of the Company, par value of $0.0001 per share (“Common Stock”), at a deemed value of $10.00 per share.

Additionally, the shares of ERES Class B common stock, par value $0.0001 per share (“Class B Stock”), held by Sponsor automatically converted to 8,625,000 shares of Common Stock.

After giving effect to the Business Combination and the redemption of Initial Shares as described above, there are currently 63,349,823 shares of Common Stock issued and outstanding.

The Common Stock and warrants commenced trading on the Nasdaq Stock Market (“Nasdaq”) under the symbols “ABL” and “ABLLW,” respectively, on July 5, 2023, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

As noted above, an aggregate of approximately $13,579,505 was paid from the Company’s trust account to holders that properly exercised their right to have Initial Shares redeemed, and the remaining balance immediately prior to the Closing of approximately $16,111,960 remained in the trust account. The remaining amount in the trust account was used to fund the Business Combination.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report (including in information that is incorporated by reference into this Report) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Business Combination and the benefits of the Business Combination, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which the Company operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting the Company. Factors that may impact such forward-looking statements include:

•	the ability to maintain the listing of the shares of Common Stock and warrants of the Company on Nasdaq;

•	the ability to achieve projections and anticipate uncertainties relating to the business, operations and financial performance of the Company, including:

•	expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•	expectations regarding product development and pipeline;

•	expectations regarding market size;

•	expectations regarding the competitive landscape;

•	expectations regarding future acquisitions, partnerships or other relationships with third parties; and

•	future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future;

•	risks related to disruption of management’s time from ongoing business operations due to the Business Combination;

•	the ability to meet future liquidity requirements, including by obtaining additional capital, and comply with restrictive covenants related to long-term indebtedness;

•	litigation, complaints and/or adverse publicity;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•	the ability to comply with laws and regulations applicable to the Company’s business;

•	the impact of changes in customer spending patterns, customer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	the possibility that the COVID-19 pandemic, or another major disease, impacts the financial condition and results of operations of the Company; and

•	other risks and uncertainties described in the Proxy Statement, including those under the section entitled “Risk Factors.”

The forward-looking statements contained in this Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements are based upon information available to the Company, as applicable, as of the date of this Report, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement in the section entitled “Information About The Post-Combination Company Following the Business Combination” beginning on page 141 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 35 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on pages 18-20 of the Proxy Statement under the heading “Summary Risk Factors” and are incorporated herein by reference.

Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2023 of LMA, as set forth in Exhibit 99.3 hereto, and of Legacy Abacus, as set forth in Exhibit 99.4 hereto, have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Legacy Companies’ financial position, results of operations and cash flows for the period indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year for the Company.

These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of each of LMA and Legacy Abacus as of and for the years ended December 31, 2022 and 2021 and the related notes included as Exhibit 99.1 and 99.2 hereto, respectively, the section in the Proxy Statement entitled “LMA Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 156 of the Proxy Statement and “Abacus Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 180 of the Proxy Statement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2022 and for the three month ended March 31, 2023 is filed as Exhibit 99.5 to this Report and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of the Legacy Companies as of and for the year ended December 31, 2022 and as of and for the three month ended March 31, 2023 is included in the Proxy Statement in the section titled “LMA Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 156 of the Proxy Statement and the section titled “Abacus Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 180 of the Proxy Statement, each of which is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement in the section entitled “Information About the Post-Combination Company Following the Business Combination” beginning on page 141 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Abacus Life, 2101 Park Center Drive, Suite 170, Orlando, Florida 32835.

The beneficial ownership of our Common Stock is based on 63,349,823 shares of Common Stock issued and outstanding immediately following consummation of the Business Combination, including the redemption of Initial Shares as described above.

Beneficial Ownership Table

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
5% Stockholders:
East Sponsor, LLC(1)	8,615,000		13.6%
Jay Jackson	13,293,750		21%
K. Scott Kirby	13,293,750		21%
Matthew Ganovsky	13,293,750		21%
Sean McNealy	13,293,750		21%
Directors and Named Executive Officers:
Jay Jackson	13,293,750		21%
Kevin Scott Kirby	13,293,750		21%
Matthew Ganovsky	13,293,750		21%
Sean McNealy	13,293,750		21%
Adam Gusky	2,452	*
Karla Radka	—		—
Cornelis Michiel van Katwijk	—		—
Thomas M. Corbett, Jr.	10,000	*
Mary Beth Schulte	—		—

*	Less than one percent.
(1)

East Sponsor, LLC is the record holder of the shares reported herein. East Asset Management, LLC is the managing member of East Sponsor, LLC. Trusts controlled by Terrence M. Pegula are the sole members of East Asset Management, LLC. As such, Mr. Pegula may be deemed to have or share beneficial ownership of the Common Stock held directly by East Sponsor, LLC. Mr. Pegula disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of East Sponsor, LLC is c/o East Resources Acquisition Company, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487.

Directors and Executive Officers

The Company’s directors and executive officers upon the Closing are described in the Proxy Statement in the section entitled “Management of the Post-Combination Company Following the Business Combination” beginning on page 183 thereof and that information is incorporated herein by reference.

Directors

Pursuant to the approval of ERES stockholders from the Special Meeting, the following persons will constitute the Company’s Board effective upon the Closing: Jay Jackson, Adam Gusky, Sean McNealy, Cornelis Michiel van Katwijk, Mary Beth Schulte, Karla Radka and Thomas W. Corbett, Jr. Messrs. Gusky and McNealy were appointed to serve as Class I directors, with terms expiring at the Company’s annual meeting of stockholders to be held in 2024; Mr. Katwijk and Mmes. Schulte and Radka were appointed to serve as Class II directors, with terms expiring at the Company’s annual meeting of stockholders to be held in 2025; and Messrs. Jackson and Corbett were appointed to serve as Class III directors, with terms expiring at the Company’s annual meeting of stockholders to be held in 2026. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of the Post-Combination Company Following the Business Combination” beginning on page 192, which is incorporated herein by reference.

Independence of Directors

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Karla Radka, Thomas W. Corbett, Jr., Cornelis Michiel van Katwijk and Mary Beth Schulte are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Effective as of the Closing, the standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating committee (the “Nominating Committee”). Each of the committees report to the Board.

Effective as of the Closing, the Board appointed Mmes. Schulte and Radka and Mr. Katwijk to serve on the Audit Committee, with Ms. Schulte as chair. The Board appointed Mmes. Schulte and Radka and Mr. Katwijk to serve on the Compensation Committee, with Ms. Schulte as chair. The Board appointed Mmes. Schulte and Radka and Mr. Corbett, Jr. to serve on the Nominating Committee, with Ms. Radka as chair.

Executive Officers

Effective as of the Closing, each of Messrs. Pegula, Hagerman, Sieminski, Gusky and Long resigned as Chairman, Chief Executive Officer and President; Chief Financial Officer and Treasurer; General Counsel and Secretary; Chief Investment Officer; and Vice President, Operations, respectively. Effective as of the Closing, the Board appointed Mr. Jackson to serve as Chief Executive Officer, Messrs. Ganovsky, Kirby and McNealy as Co-Founder and President, and Mr. McCauley to serve as Chief Financial Officer. Biographical information for these individuals is set forth in the Proxy Statement in the section titled “Management of the Post-Combination Company Following the Business Combination” beginning on page 192, which is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement in the section entitled “Executive and Director Compensation” beginning on page 199 thereof and that information is incorporated herein by reference.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of a compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our compensation committee.

Certain Relationships and Related Transactions

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 251 thereof and are incorporated herein by reference.

Risk Oversight

Our risk management oversight is described in the Proxy Statement in the section entitled “Management of the Post-Combination Company Following the Business Combination—Risk Oversight” beginning on page 197 thereof and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement titled “Information About The Post-Combination Company Following The Business Combination—Legal Proceedings” beginning on page 153, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Price and Dividend Information

The market price of and dividends on ERES’s Class A Stock, warrants and units and related stockholder matters is described in the Proxy Statement in the Section entitled “Market Price and Dividend Information” beginning on page 31 thereof and that information is incorporated herein by reference.

The Common Stock and warrants commenced trading on Nasdaq under the symbols “ABL” and “ABLLW,” respectively, on July 5, 2023, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination, in lieu of the Class A Stock and warrants of ERES. ERES’s units ceased trading separately on Nasdaq on July 5, 2023.

Holders of Record

As of the Closing and following the completion of the Business Combination, including the redemption of Initial Shares as described above, the Company had 63,349,823 shares of Common Stock outstanding held of record by one holder and 17,250,000 public warrants outstanding held of record by two holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement in the section entitled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 105 thereof, which is incorporated herein by reference. As described below, the Abacus Life, Inc. 2023 Long-Term Equity Compensation Incentive Plan (the “2023 Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by ERES’s stockholders at the Special Meeting.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement in the section entitled “Description of Securities of the Post-Combination Company” beginning on page 243 thereof and that information is incorporated herein by reference. As described below, the Company’s Second Amended and Restated Certificate of Incorporation was approved by ERES’s stockholders at the Special Meeting and became effective as of the Closing.

Indemnification of Directors and Officers

The indemnification of our directors and officers is described in the Proxy Statement in the section entitled “Description of Securities of the Post-Combination Company—Limited Liability and Indemnification of Officers and Directors” beginning on page 246 thereof and that information is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the caption “Owl Rock Credit Facility,” “SPV Purchase and Sale” and “SPV Investment Facility” is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Report is incorporated herein by reference.

Item 5.01.	Changes in Control of the Registrant.

The information set forth above under Item 1.01 and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 to this Report is incorporated herein by reference.

As previously disclosed, at the Special Meeting, the stockholders of ERES considered and approved the 2023 Plan which became effective immediately upon the Closing. A description of the 2023 Plan is included in the Proxy Statement in the section entitled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 105 thereof, which is incorporated herein by reference.

The foregoing description of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan and the related forms of award agreements under the 2023 Plan, which are attached hereto as Exhibit 10.6, respectively, and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, in connection with the consummation of the Business Combination, the Company amended and restated its certificate of incorporation, effective as of the Closing (the “A&R Charter”), and amended and restated its bylaws (as amended, the “A&R Bylaws”) effective as of the Closing.

Copies of the A&R Charter and the A&R Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively, and are incorporated herein by reference.

The material terms of each of the A&R Charter and the A&R Bylaws and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections titled “Proposal No. 2—The Charter Approval Proposal,” “Proposal No. 3—The Governance Proposal,” and “Description of Securities of the Post-Combination Company” beginning on pages 99, 101 and 243 of the Proxy Statement, respectively, which are incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on June 30, 2023, the Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found at https://abacuslifesettlements.com/ under the link “Investors.” The above description of the Code of Business Conduct and Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Business Conduct and Ethics, a copy of which is filed as Exhibit 14.1 hereto and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement in the sections entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 98 thereof, which is incorporated herein by reference.

Item 8.01.	Other Events.

On July 3, 2023, the Company issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.6 hereto.

The information set forth in Item 8.01 (including Exhibit 99.6) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statement and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of LMA and Legacy Abacus as of and for the years ended December 31, 2022 and 2021 and the related notes and the unaudited condensed consolidated financial statements of LMA and Legacy Abacus as of and for three months ended March 31, 2023 and 2022 are included in the Proxy Statement beginning on page F-62 of the Proxy Statement, which is incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2022 and for the three months ended March 31, 2023 is included in the Proxy Statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 71 of the Proxy Statement, which is incorporated herein by reference.

(c)	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1*	Agreement and Plan of Merger, dated as of August 30, 2022, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC.	8-K	2.1	8/30/22

2.2	First Amendment to Agreement and Plan of Merger, dated as of October 14, 2022, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC.	8-K	2.1	10/14/22

2.3	Second Amendment to Agreement and Plan of Merger, dated as of April 20, 2023, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-39403) filed with the SEC on April 20, 2023).	8-K	2.1	4/20/23

3.1	Second Amended and Restated Certificate of Incorporation of Abacus Life, Inc.	—	—	—

3.2	Amended and Restated Bylaws of Abacus Life, Inc.	—	—	—

4.1	Specimen Common Stock Certificate.	S-1	4.2	7/2/20

4.2	Specimen Warrant Certificate.	S-1	4.3	7/2/20

4.3	Warrant Agreement, dated July 23, 2020 between ERES and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	7/27/20

4.4	Unsecured Promissory Note, dated as of June 30, 2023, issued to Sponsor.	—	—	—

4.5	Amended and Restated Unsecured Promissory Note, dated as of July 5, 2023, issued to East Asset Management, LLC.	—	—	—

4.6	Credit Agreement, dated as of July 5, 2023, among Abacus Life, Inc., as borrower, the several lenders from time to time party thereto, Owl Rock Capital Corporation, as administrative agent and collateral agent.	—	—	—

4.7	Asset Purchase Agreement, dated as of July 5, 2023, between Abacus Investment SPV, LLC, as seller, and Abacus Life, Inc., as purchaser.	—	—	—

4.8	SPV Investment Facility, dated July 5, 2023, between Abacus Life, Inc., as borrower, and Abacus Investment SPV, LLC, as lender.	—	—	—

4.9	Unsecured Promissory Note for funds drawn under the SPV Investment Facility, dated as of July 5, 2023, issued to Abacus Investment SPV, LLC.	—	—	—

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

4.10	Unsecured Promissory Note for value of polices received under the SPV Investment Facility, dated as of July 5, 2023, issued to Abacus Investment SPV, LLC.	—	—	—

10.1	Warrant Forfeiture Agreement, dated as of June 30, 2023, by and among ERES and Sponsor.	—	—	—

10.2	Amended and Restated Registration Rights Agreement, dated as of June 30, 2023, by and among the Company, Sponsor, certain equityholders of ERES named therein and certain equityholders of the LMA and Legacy Abacus named therein.	—	—	—

10.3	Letter Agreement, dated as of July 23, 2020, among the Company, its officers and directors and the Sponsor.	8-K	10.1	7/27/20

10.4	Sponsor Support Agreement, dated as of August 30, 2022, by and among the ERES, Sponsor, LMA and Legacy Abacus.	8-K	10.19	8/30/22

10.5	Company Support Agreement, dated as of August 30, 2022, by and among ERES, LMA, Legacy Abacus and the other parties signatory thereto.	8-K	10.2	8/30/22

10.6	Form of Indemnification Agreement.	—	—	—

10.7	Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan.	—	—	—

10.8	Form of Restricted Stock Unit Award granted under the Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan.	—	—	—

10.9	Form of Option Award granted under the Abacus Life, Inc. 2023 Long-Term Equity Incentive Plan.	—	—	—

14.1	Code of Business Conduct and Ethics of Abacus Life, Inc.	—	—	—

21.1	Subsidiaries of the Company.	—	—	—

99.1	Audited consolidated financial statements of LMA as of December 31, 2022 and 2020 and for the years ended December 31, 2022 and 2021.	—	—	—

99.2	Audited consolidated financial statements of Legacy Abacus as of December 31, 2022 and 2020 and for the years ended December 31, 2022 and 2021.	—	—	—

99.3	Unaudited consolidated financial statements of LMA as of March 31, 2023 and 2022 and for the three months ended March 31, 2023 and 2022.	—	—	—

99.4	Unaudited consolidated financial statements of Legacy Abacus as of March 31, 2023 and 2022 and for the three months ended March 31, 2023 and 2022.	—	—	—

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

99.5	Unaudited Pro Forma Condensed Combined Financial Information as of and for the year ended December 31, 2022 and for the three month ended March 31, 2023.	—	—	—

99.6	Press Release dated July 3, 2023.	—	—	—

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Life, Inc.

Date: July 6, 2023	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer